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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1/A of our reports dated May 19, 1999, except for the last paragraph of Note 8 which is as of June 22, 1999 and the first paragraph of Note 12 which is as of August 27, 1999, relating to the financial statements and financial statement schedule of Vixel Corporation which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Prospectus.


PricewaterhouseCoopers LLP
Seattle, Washington
September 28, 1999